Exhibit 99.1

Restaurant   Support   Center

FOR IMMEDIATE RELEASE

Media Paul Kranhold/Lucy Neugart Sard Verbinnen 415-618-8750	Investors Stacy Roughan Director, Investor Relations IHOP Corp. 818-637-3632

IHOP CORP. SUCCESSFULLY COMPLETES THE ACQUISITION OF

APPLEBEE’S INTERNATIONAL, INC.

Combination Brings Together Two Leading Restaurant Brands and

Creates Significant Opportunities to Generate Shareholder Value

GLENDALE, Calif., November 29, 2007 —  IHOP Corp. (NYSE: IHP) today announced that it successfully completed the acquisition of Applebee’s International, Inc. for $25.50 per share in cash, representing a total transaction value of approximately $2.1 billion.  With more than 3,250 restaurants, the combination brings together two leading restaurant brands and creates the largest full service restaurant company in the world.

Julia A. Stewart, IHOP Corp. Chairman and Chief Executive Officer, said, “We are delighted to complete the acquisition of Applebee’s as it represents an opportunity to create significant long-term value for IHOP shareholders over and above what we could had achieved on a standalone basis.  Additionally, we believe that our core competencies of re-energizing restaurant brands, franchising and expense management are ideally suited to improve Applebee’s overall brand and financial health.  We look forward to applying the same focus and discipline that we have employed successfully at IHOP over the last several years to generate meaningful and sustainable improvements within the Applebee’s business.”

Business Model Transformation

As previously announced, IHOP Corp. intends to franchise the majority of Applebee’s 510 company-owned restaurants as it transitions the business to a highly franchised system.  This fundamental business transformation is expected to significantly enhance IHOP Corp.’s cash generating profile resulting from:

•                  Franchising approximately 475 Applebee’s company-owned and operated restaurants by the end of 2010.  The Company has begun to cultivate a pipeline of new and existing franchisees who have expressed interest in buying company-operated Applebee’s restaurants.  Efforts are already underway to sell specific company markets with the expectation of completing the sale of select markets in early 2008.

•                  Selling Applebee’s-owned real estate and executing related leasebacks.  The Company has selected an advisor and begun the marketing of this real estate to likely buyers.  The sales are expected to be completed sometime in early 2008.

450 N. Brand Boulevard • 7th Floor • Glendale, CA 91203-2306 • Phone: (818) 637-3632 • Fax: (818) 637-3120

IHOP Corp.

•                  Significantly reducing General & Administrative expenses at Applebee’s over the next three years in line with franchising Applebee’s operated restaurants as well as through efficiencies created by integration efforts.

•                  Significantly reducing capital expenditures as Applebee’s quickly transitions out of its more capital intensive company operations model to a highly franchised model.

Stewart said, “The investor proposition presented by IHOP’s acquisition of Applebee’s centers on the fundamental business model transformation we intend to implement at the company.  This transition will allow us to benefit from the low capital expenditure, high cash flow generating characteristics enjoyed by a highly franchised business.”

Applebee’s Re-Energizing Efforts

Management intends to take a comprehensive approach to re-energizing the Applebee’s brand with the goal of returning to positive system-wide same-store sales growth over time as enhanced marketing and operational strategies take hold.  The Company is currently establishing the strategic plan and tactical elements that are expected to strengthen Applebee’s competitive position.

“Of utmost importance is the brand positioning which will serve as a filter for the menu, advertising, marketing, restaurant remodel package and new restaurant prototype initiatives that will be designed to re-energize the Applebee’s brand.  Additionally, the operations efficiencies and franchise development strategies will be a top priority.  Together, these efforts will serve to establish a strong point of differentiation for the Applebee’s brand and enhance its competitive position over time,” said Stewart.

Additional Investor Information

Primarily due to the settlement of the interest rate swap transaction and financing costs related to the swap detailed in a separate news release today, the Company no longer expects the acquisition of Applebee’s International, Inc. to be accretive to earnings in 2008.

Shares of Applebee’s stock will cease to trade on NASDAQ effective November 30, 2007, while IHOP Corp. stock will continue to trade on the New York Stock Exchange under ticker symbol “IHP.”  IHOP expects to file consolidated historical pro forma financial statements for the combined company with the Securities and Exchange Commission by February 12, 2008.  The Company expects to provide information regarding purchase price accounting sometime during the first quarter 2008.  Additionally, IHOP currently expects to report fourth quarter and fiscal 2007 financial results and issue 2008 financial performance guidance on Wednesday, February 27, 2008.

About IHOP Corp.

The IHOP family restaurant chain has been serving a wide variety of breakfast, lunch and dinner selections for nearly 50 years.  Offering 14 types of pancakes as well as omelettes, breakfast specialties, burgers, sandwiches, salads, chicken and steaks, IHOP’s diverse menu appeals to people of all ages. IHOP restaurants are franchised and operated by Glendale, California-based IHOP Corp.  As of September 30, 2007, the end of IHOP’s third quarter, there were 1,328 IHOP restaurants in 49 states, Canada, Mexico and the U.S. Virgin Islands.  IHOP Corp. common stock is listed and traded on the NYSE under the symbol “IHP.”  For more information, call the Company’s headquarters at (818) 240-6055 or visit the Company’s Web site located at www.ihop.com.

About Applebee’s International, Inc.

Applebee’s International, Inc., headquartered in Overland Park, Kan., develops, franchises and operates restaurants under the Applebee’s Neighborhood Grill & Bar brand, the largest casual dining concept in the world.  As of November 25, 2007, there were 1,965 Applebee’s restaurants operating system-wide in 49 states, 17 international countries, and two U.S. territories, of which 510 were company-owned.  Additional information on Applebee’s International can be found at the company’s website (www.applebees.com).

Forward-Looking Statements

There are forward-looking statements contained in this news release. They use such words as “may,” “will,” “expect,” “believe,” “plan,” or other similar terminology, and include statements regarding the strategic and financial benefits of the acquisition of Applebee’s International, Inc., expectations regarding integration and cost savings, and other financial guidance. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed or implied in such statements. These factors include, but are not limited to: the implementation of IHOP’s strategic growth plan; the availability of suitable locations and terms for the sites designated for development; the ability of franchise developers to fulfill their commitments to build new restaurants in the numbers and time frames covered by their development agreements; legislation and government regulation including the ability to obtain satisfactory regulatory approvals; risks associated with executing IHOP’s strategic plan for Applebee’s; risks associated with IHOP’s incurrence of significant indebtedness to finance the acquisition; the failure to realize the synergies and other perceived advantages resulting from the acquisition; costs and potential litigation associated with the acquisition; the ability to retain key personnel after the acquisition; conditions beyond IHOP’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting IHOP’s customers or food supplies or acts of war or terrorism; availability and cost of materials and labor; cost and availability of capital; competition; continuing acceptance of the IHOP, International House of Pancakes and Applebee’s brands and concepts by guests and franchisees; IHOP’s and Applebee’s overall marketing, operational and financial performance; economic and political conditions; adoption of new, or changes in, accounting policies and practices; and other factors discussed from time to time in IHOP’s and Applebee’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of IHOP’s and Applebee’s Annual and Quarterly Reports on Forms 10-K and 10-Q. Forward-looking information is provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. In addition, IHOP disclaims any intent or obligation to update these forward-looking statements.